Exhibit 10(h)

AMENDMENT TO THE

TXU DEFERRED AND INCENTIVE COMPENSATION PLAN

TRUST AGREEMENT

WHEREAS, TXU Corp. (“Company”) sponsors and maintains the TXU Deferred and Incentive Compensation Plan (“Plan”); and

WHEREAS, the Company entered into a Trust Agreement with Mellon Bank, N.A. to provide for the payment of benefits under the Plan, dated as of September 4, 2002 (“Trust”); and

WHEREAS, the Company desires to make certain amendments to the Trust to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Code Section 409A), and to cause the Trust to be consistent with certain changes made to the Plan regarding such payments under Code Section 409A;

NOW, THEREFORE, the Trust is hereby amended as follows, effective as of the date hereof.

1. Section 1(e) of the Trust is deleted in its entirety and is replaced with the following:

“(e) [RESERVED]”

2. Section 1(f) of the Trust is deleted in its entirety and is replaced with the following:

“(f) [RESERVED]”

3. Section 11(b) of the Trust is hereby amended to read in its entirety as follows:

“(b) The Trustee may be removed by the Committee on thirty (30) days’ written notice or upon shorter notice accepted by the Trustee.”

4. Section 13(c) of the Trust is hereby deleted in its entirety.

5. Except as specifically amended hereby, the Trust shall remain in full force and effect as prior to this Amendment.

The Company and the Trustee hereby each represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Company and the Trustee, respectively, to this Amendment.

This Amendment may be executed in multiple counterparts.

[SIGNATURE PAGE FOLLOWS]

TXU CORP.

By:	/s/ Riz Chand
Riz Chand
Senior Vice President, Human Resources

MELLON BANK, N.A.

By:	/s/ Joyce Root

Dated: October 5, 2007

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